Exhibit 99.1

PRESS RELEASE

Reviva Pharmaceuticals Holdings, Inc. Reports First Quarter 2022
Financial Results and Recent Business Highlights

- Hosted key opinion leader (KOL) webinar on brilaroxazine for schizophrenia and other neuropsychiatric disorders led by industry thought leaders Leslie Citrome, MD &
Larry Ereshefsky, PharmD

- Topline data for pivotal Phase 3 trial evaluating brilaroxazine for the treatment of schizophrenia anticipated in mid-2023 -

- $23.4 Million in Cash as of March 31, 2022 -

Cupertino, Calif., May 16, 2022 – Reviva Pharmaceuticals Holdings, Inc. (NASDAQ: RVPH) (“Reviva” or the “Company”), a clinical-stage pharmaceutical company developing therapies that seek to address unmet medical needs in the areas of central nervous system (CNS), cardiovascular, metabolic, and inflammatory diseases, today reported financial results for the first quarter ended March 31, 2022 and summarized recent business highlights.

“In the first quarter, we continued to advance clinical development of Reviva’s lead asset, brilaroxazine with dosing of the first patient in the pivotal Phase 3 RECOVER study in Feburary to assess the safety and efficacy in patients with schizophrenia,” said Laxminarayan Bhat, Ph.D., Founder, President, and CEO of Reviva. “Since that time, the team has successfully initiated more than a dozen sites across the US, with additional international sites on schedule to launch later this summer in both India and Europe. In early May, we hosted an informative KOL event where experts Leslie Citrome and Larry Ereshefsky provided an overview of unmet medical needs and therapeutic opportunities in schizophrenia and other neuropsychiatric disorders, followed by a Company overview of data supporting the clinical development strategy for brilaroxazine in schizophrenia.”

“While we plan to prioritize our efforts on schizophrenia in the near-term, Reviva is evaluating opportunities in additional chronic neuropsychiatric and pulmonary indications that arise from an underlying dysfunction in serotonin and dopamine signaling,” Dr. Bhat added. “Brilaroxazine has therapeutic potential in indications related to bipolar disorder, major depressive disorder (MDD), attention deficit hyperactive disorder (ADHD), pulmonary arterial hypertension (PAH) and idiopathic pulmonary fibrosis (IPF) and we remain active in seeking various non-dilutive financing opportunities, including partnerships, to explore these indications.”

First Quarter 2022 and Recent Business Highlights

●

Hosted key opinion leader webinar on brilaroxazine for schizophrenia and other neuropsychiatric disorders, featuring presentations by Leslie Citrome, MD (New York Medical College) & Larry Ereshefsky, PharmD (Apex Innovative Sciences) (May 2022)

●	Announced first patient dosed in pivotal Phase 3 study and long-term safety trial evaluating brilaroxazine for the treatment of schizophrenia (Feb 2022)

●	Received FDA May Proceed Letter for pivotal Phase 3 clinical trial and long-term safety trial evaluating brilaroxazine for the treatment of schizophrenia (Jan 2022)

PRESS RELEASE

Anticipated Milestones and Events

●	Topline data for pivotal Phase 3 trial evaluating brilaroxazine for the treatment of schizophrenia anticipated in mid-2023

●

May initiate Phase 2a studies in bipolar disorder, major depressive disorder (MDD), attention deficit hyperactive disorder (ADHD), pulmonary arterial hypertension (PAH) and idiopathic pulmonary fibrosis (IPF) subject to the receipt of additional financing

●	Pursue strategic partnership opportunities for the development of our pipeline

●	Evaluate grant and other non-dilutive financing opportunities for product candidates from Federal and State Healthcare Agencies and Foundations

First Quarter 2022 Financial Results

The Company reported a net loss of approximately $7.4 million, or $0.40 per share, for the three months ended March 31, 2022, compared to a net loss of approximately $0.9 million, or $0.10 per share, for the same period in 2021.

As of March 31, 2022, the Company’s cash totaled approximately $23.4 million compared to approximately $29.7 million as of December 31, 2021.

Reviva believes that based on the current operating plan and financial resources, the Company’s cash as of March 31, 2022 will be sufficient to fund its current operating plans through at least March 2023.

About Reviva

Reviva is a clinical-stage biopharmaceutical company that discovers, develops and seeks to commercialize next-generation therapeutics for diseases representing unmet medical needs and burdens to society, patients, and their families. Reviva’s current pipeline focuses on the central nervous system, respiratory and metabolic diseases. Reviva’s pipeline currently includes two drug candidates, RP5063 (brilaroxazine) and RP1208. Both are new chemical entities discovered in-house. Reviva has been granted composition of matter patents for both RP5063 and RP1208 in the United States (U.S.), Europe, and several other countries.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act, as amended, including those relating to the Company’s RECOVER trial, product development, clinical and regulatory timelines and expenses, market opportunity, ability to raise sufficient funding, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statements that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions. These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company’s filings with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

PRESS RELEASE

Corporate Contact:

Reviva Pharmaceuticals Holdings, Inc.

Laxminarayan Bhat, PhD

www.revivapharma.com

Investor Relations Contact:

LifeSci Advisors, LLC

Bruce Mackle

bmackle@lifesciadvisors.com

PRESS RELEASE

REVIVA PHARMACEUTICALS HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	March 31,	December 31,
	2022	2021

Assets
Cash	$23,421,237	$29,687,944
Prepaid expenses and other current assets	1,847,165	1,716,057
Total Assets	$25,268,402	$31,404,001

Liabilities and Stockholders' Equity

Liabilities
Accounts payable	$1,425,834	$509,583
Accrued expenses and other current liabilities	2,197,640	1,835,228
Total current liabilities	3,623,474	2,344,811
Warrant liabilities	283,720	372,730
Total Liabilities	3,907,194	2,717,541

Stockholders' equity
Common stock	1,513	1,443
Additional paid-in capital	95,556,672	95,516,986
Accumulated deficit	(74,196,977)	(66,831,969)
Total stockholders' equity	21,361,208	28,686,460
Total Liabilities and Stockholders' Equity	$25,268,402	$31,404,001

PRESS RELEASE

REVIVA PHARMACEUTICALS HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
For the Three Months Ended March 31, 2022 and 2021

	Three Months Ended March 31,
	2022	2021
Operating expenses
Research and development	$5,830,018	$391,161
General and administrative	1,620,139	1,480,967
Total operating expenses	7,450,157	1,872,128
Loss from operations	(7,450,157)	(1,872,128)
Other income (expense)
Gain on remeasurement of warrant liabilities	89,010	923,480
Interest and other income (expense), net	(232)	148
Total other income (expense), net	88,778	923,628
Loss before provision for income taxes	(7,361,379)	(948,500)
Provision for income taxes	3,629	800
Net loss	$(7,365,008)	$(949,300)

Net loss per share:
Basic and diluted	$(0.40)	$(0.10)

Weighted average shares outstanding
Basic and diluted	18,466,586	9,231,737